UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

J.P. Morgan Exchange-Traded Fund Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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J.P. Morgan Exchange-Traded Fund Trust 277 Park Avenue, New York, NY 10172

URGENT NOTICE

September 18, 2019

Dear Valued Shareholder,

We still need your help with a very important matter. Our records indicate that we have yet to receive your proxy voting instructions. Consequently, we adjourned the special meeting of shareholders until Thursday, October 10th to allow more time for you to cast your vote.

Please help us to complete the business of the J.P. Morgan Exchange-Traded Fund Trust by casting your proxy vote today. We eagerly await your assistance with this matter.

Sincerely,

Joanna Gallegos

President, J.P. Morgan Exchange-Traded Fund Trust

Details of the special meeting are described in the proxy statement that has been sent to all shareholders. If you have any proxy related questions, or would like to cast your proxy vote by phone, please call 1-800-848-3374 for assistance. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

How do I vote? There are four convenient methods for casting your important proxy vote:

1.

Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free 1-800-848-3374. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

2.	Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3.	Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4.	Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

THANK YOU FOR YOUR HELP WITH THIS MATTER

NOBO